Exhibit 10.22

AMPHENOL CORPORATION

NOTICE OF CASH AWARD

You have been granted the following Cash Award (the “Cash Award”), which Cash Award has a value equal to the value of a number of shares (“Related Shares”) of common stock (the “Common Stock”) of AMPHENOL CORPORATION (“Amphenol”) as set forth in this Notice of Cash Award:

Date of Grant:

Name of Recipient:

Total Number of Related Shares:

Vesting Schedule:

[Unless otherwise provided in the Agreement, 100% of the Cash Award shall vest on the earlier of (a) ______ or (b) the day immediately prior to the date of the ____ regular annual meeting of Amphenol’s stockholders (such date, the “Vesting Date”), provided you continue to serve as an Amphenol director through the Vesting Date.]/[The Cash Award shall be fully vested on the Date of Grant.]

By your signature and the signature of Amphenol’s representative below, you and Amphenol agree that this Cash Award is granted under and governed by the terms and conditions of the Cash Award Agreement (the “Agreement”), which is attached to and made a part of this Notice of Cash Award. For the avoidance of doubt, the Cash Award granted hereunder shall be paid under the Agreement and no such award shall be deemed granted under the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the “Director Plan”), which Director Plan has expired. You agree that this Notice of Cash Award, the Agreement and the election form attached as Exhibit A to the Agreement constitute the entire agreement between you and Amphenol regarding the terms and conditions of the Cash Award, and that the foregoing supersede all prior communications, agreements, and understandings, written or oral, with respect to the terms and conditions of such Cash Award.

[NAME OF RECIPIENT]AMPHENOL CORPORATION

____________________________By:__________________________________

____________________________Title:_________________________________

Print Name

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AMPHENOL CORPORATION

CASH AWARD AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Notice of Cash Award (the “cover sheet”) to which this Agreement is attached.

Grant of Cash Award	Subject to the terms and conditions of this Agreement, you have been granted the Cash Award as shown in the cover sheet.
Payment for Cash Award

[Upon vesting of the Cash Award,] the Cash Award will be settled (i) in cash on [or within five days of the Vesting Date]/[_______ (the “Settlement Date”)], which cash amount shall equal the Fair Market Value (as defined in the Amended and Restated 2017 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (the “Option Plan”)) of the Related Shares on the [Vesting]/[Settlement] Date or (ii) subject to your election pursuant to the Election Form (as defined below) [and your continued service as a director of Amphenol through the Settlement Date], in a number of vested shares of Common Stock equal to the number of Related Shares, which shares of Common Stock shall be issued to you pursuant to the grant of an option under the Option Plan as described in the Election Form.

Vesting

The Cash Award that you are receiving under this Agreement [shall be fully vested on the Date of Grant]/[will vest as shown in the cover sheet, subject to the “Forfeiture”, “Death or Permanent Disability” and “Change of Control” sections below.

No portion of the Cash Award will vest after your service as a director of Amphenol has terminated, unless your service terminates because of your death or Permanent Disability (as defined below).]

Forfeiture

[If your service as a director of Amphenol terminates for any reason, other than your death or Permanent Disability, then your Cash Award (including any payment in settlement of such Cash Award pursuant to your election on the Election Form) will be forfeited to the extent that it has not vested before the termination date and does not vest as a result of such termination. You will receive no payment for the Cash Award that is forfeited.]

Death or Permanent Disability

[Your Cash Award will vest immediately if your service as a director of Amphenol terminates due to your death or Permanent Disability.

“Permanent Disability” means that you are unable, by reason of illness or injury, to perform substantially all of your duties as a

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director of Amphenol for the remainder of your current term. The Nominating/Corporate Governance Committee (the “Committee”) of the Board of Directors of Amphenol will determine when your service as a director terminates due to Permanent Disability.]

Change of Control	[Your Cash Award will vest immediately in the event of a Change of Control (as defined under the Director Plan).]
Election	Pursuant to the Election Form attached to this Agreement as Exhibit A (the “Election Form”), you may elect to receive payment of your vested Cash Award in cash or Related Shares.
Dividends

The Cash Award entitles you to all ordinary cash dividends paid with respect to the Related Shares that have an ex-dividend date on or after [_____] and on or prior to the [Vesting]/[Settlement] Date. Such cash dividends will be paid to you in cash (notwithstanding any election pursuant to the Election Form) as and when paid to Amphenol stockholders generally or as soon as reasonably practicable thereafter.

Stockholder Rights

You will have no rights of a stockholder with respect to the Cash Award or the Related Shares unless and until, if you make an election pursuant to the Election Form to receive payment for the Cash Award in Related Shares, you become the record owner of such Related Shares.

Transfer of Cash Award

Until your Cash Award is settled in cash or Related Shares, you may not sell, transfer, assign, pledge or otherwise dispose of any right or interest in the Cash Award. You may, however, designate a beneficiary to receive any payment from your Cash Award upon your death.

If you elect to receive pursuant to the Election Form, and are issued, Related Shares in respect of your Cash Award, you may transfer the shares in the same manner, and subject to the same restrictions, as apply to any other Amphenol shares that you own.

No Retention Rights	Neither your award nor this Agreement gives you the right to be elected as, or to be nominated for election as, a director of Amphenol or to remain a director of Amphenol.
Adjustments

In the event of a stock split, a stock dividend or a similar change in Amphenol shares, an appropriate and proportionate adjustment shall be made to the number of Related Shares.

Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the

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extent thereof, shall be final, binding and conclusive. No fractional shares shall be issued on account of any such adjustment. If for any reason you become entitled to any interest in a fractional share, a cash payment shall be made in an equivalent value of such interest.

Taxes	You agree that you are ultimately liable and responsible for all taxes owed in connection with the Cash Award and any related cash dividends.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice of law provisions).
Other Agreements

This Agreement, the cover sheet and the Election Form constitute the entire understanding between you and Amphenol regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and Amphenol.

Acknowledgement

You acknowledge and agree that the Cash Award granted hereunder is (i) being provided in lieu of, and not in addition to ______ restricted shares granted to you _______ (the “Restricted Shares”) under the Director Plan, which Restricted Shares were rescinded, and that you have no further rights to the Restricted Shares or the dividend payments attributable to such Restricted Shares and (ii) equal in value to the Restricted Shares and the dividend payments attributable to such Restricted Shares.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above.

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AMPHENOL CORPORATION

DIRECTOR CASH AWARD ELECTION FORM

________

This Election Form effectuates an election by the undersigned to receive the Cash Award payable to the undersigned in his or her capacity as a director of Amphenol Corporation (“Amphenol”) either (1) in cash, or (2) in vested shares of common stock of Amphenol (the “Common Stock”) in lieu of such Cash Award.  Capitalized terms not specifically defined in this Election Form have the meanings specified in the Agreement to which this Election Form is attached.

___________________________________________________________________________________

SECTION 1 - ELECTION REGARDING FORM OF PAYMENT OF CASH AWARD

(Please Select One)

☐

Related Share Election: I hereby elect to receive vested shares of Common Stock in lieu of the Cash Award. I understand such shares will be issued to me pursuant to the grant of an option (the “Option”) under the Option Plan on the [Vesting]/[Settlement] Date at an exercise price per share equal to the Fair Market Value (as defined in the Option Plan) of the Common Stock on the [Vesting]/[Settlement] Date [and that the grant of such Option is subject to my continued service as a director of Amphenol through the Settlement Date]. The Option will be automatically exercised using the cash value of the Cash Award on the [Vesting]/[Settlement] Date in exchange for ______ vested shares of Common Stock.  For the avoidance of doubt, the cash value of the Cash Award on the [Vesting]/[Settlement] Date will equal the Fair Market Value of _____ shares of Common Stock.

☐ Cash Election: I hereby elect to receive the Cash Award in cash. I understand that the Cash Award will be paid in cash on [or within five (5) days of the Vesting Date]/[the Settlement Date].

______________________________________________________________________________

SECTION 2 – ADDITIONAL ACKNOWLEDGEMENTS AND AUTHORIZATION

I further acknowledge and agree that:

1.	The election made pursuant to this Election Form applies only to the Cash Award. For the avoidance of doubt, such Cash Award is provided in lieu of, and not in addition to, the Restricted Shares, which Restricted Shares were rescinded.
2.	If I do not affirmatively make an election (or if I fail to make an election on or prior to _______), the Cash Award will be paid to me in cash on [or within five (5) days of the Vesting Date]/[the Settlement Date].
3.	I agree that I have no further rights to the Restricted Shares granted to me on ______.

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4.	I may change this election prior to ______ by delivering written notice to Amphenol at the address set forth on the signature page to this Election Form.

***

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I have read and understand this Election Form, and have indicated my election as set forth herein.  I hereby authorize Amphenol or its duly authorized representatives to take all actions contemplated by this Election Form.

_______________________________________________________________________

SignatureDate

__________________________________________

Printed Name

Please complete and return the Election Form as soon as possible, but in no event later than ________. Completed forms should be sent to:

Amphenol Corporation

Attn:	__________________
Via Email:	__________________

With a copy to: __________________

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